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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of (1) our report, dated February 1, 1994, on our audit of the financial statements of DFC Holding Corporation and its subsidiary for the years ended December 31, 1993 and 1992, (2) our report, dated September 29, 1993, on our audit of the financial statements of DFC Holding Corporation and its subsidiary for the year ended December 31, 1992 and for the period from April 27, 1991 to December 31, 1991 and (3) our report, dated September 29, 1993, on our audit of the financial statements of the Delfield Division of Alco Standard Corporation for the period from October 1, 1990 to April 26, 1991 and for the year ended September 30, 1990 and to all references to our Firm included in or made a part of this Registration Statement on Form S-4 of Scotsman Industries, Inc.

                                            Arthur Andersen & Co.

New York, N.Y.
March 16, 1994